UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material under §240.14a-12

MTS Systems Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
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[On December 11, 2020, MTS Systems Corporation posted the following notice to employees via its employee intranet and provided the notice to employees via email.]

Amphenol Acquisition Employee FAQ	December 11, 2020 Vol 2

As a result of the recent announcement regarding the acquisition by Amphenol Corporation, we wanted to provide additional information related to our company equity plans.

Employee Stock Purchase Plan

No further Phases under the Employee Stock Purchase Plan will occur beyond the Phase ending December 31, 2020. All elections for Phase 19 for the period January 1, 2021 through June 30, 2021, that you may have already made will be cancelled.

If you are participating in the current Phase 18 (i.e., July 1, 2020 through December 31, 2020), the following will continue to apply:

●	Purchase price will be based on 85% of the lower of the Fair Market Value on the first day of the offering period (i.e., July 1, 2020) and the last day of the offering period (i.e., December 31, 2020).
	○	Fair Market Value on first day of offering period (July 1, 2020): $16.96
	○	Expected Purchase Price: $14.416 ($16.96 x .85 = $14.416)
●	The IRS limits your ESPP purchases to a maximum value of $25,000 per calendar year.
	○	The IRS limit is based on the nominal Fair Market Value in effect at the end of the first trading day of the purchase period and does not reflect the 15% discount.
	○	Any purchase made in the first Phase of the calendar year (i.e., January 1 – June 30, 2020) counts toward the $25,000 calendar year limit.
	○	Any excess contributions will be refunded to you via payroll.
	○	You will be contacted if your contributions under the plan for calendar year 2020 exceeded the maximum. Any excess contributions will be refunded to you in January.
●	Holding periods will continue to apply.
	○	Upon the effective time of the acquisition, all outstanding shares will be converted into the right to receive a payment in cash of an amount (without interest) equal to $58.50 per cancelled share.
	○	The current holding periods in place are as follows:

	○	Any shares which are converted into the right to receive cash and cancelled prior to the holding period end date will result in a disqualifying disposition, requiring additional taxes. More information will be provided on tax implications in a future communication.
●	For information regarding our Employee Stock Purchase Plan, please visit the HR Intranet

Stock Incentive Plans

The acquisition, once closed, will constitute a “Change in Control” of the Company for purposes of our Stock Incentive Plans. Below you’ll find a high level summary of treatment of your outstanding awards in connection with the acquisition:

Stock Options

○	You may continue to exercise your vested stock options through E*Trade until shortly prior to the effective time of the acquisition. Vesting schedules and term limits will remain in place until immediately prior to the effective time of the acquisition.
○	Immediately prior to the effective time of the acquisition and contingent on closing of the acquisition, any outstanding stock options under our Stock Incentive Plans will be fully vested and cancelled.
○	In exchange for such cancellation, holders will receive a payment in cash of an amount (without interest) equal to the total number of shares subject to such cancelled stock options multiplied by the excess, if any, of $58.50 over the exercise price per share subject to such canceled stock options.
○	Any stock options that have an exercise price per share equal to or greater than $58.50 per share will be cancelled for no consideration.
○	All payments will be reduced by the amount of any required tax withholdings.

Restricted Stock Units (RSUs)

○	Outstanding RSUs will continue to vest until immediately prior to the effective time of the acquisition.
○	Immediately prior to the effective time of the acquisition and contingent on closing of the acquisition, any unvested RSUs shall be fully vested and cancelled.[1]
○	In exchange for such cancellation, holders will receive a payment in cash in an amount (without interest) equal to the total number of cancelled vested RSUs multiplied by $58.50.
○	All payments will be reduced by the amount of any required tax withholdings.

For information regarding our Stock Incentive Plan, please visit the HR Intranet for Stock Options and Restricted Stock Units.

1 The treatment of any unvested RSUs that are subject to performance-based vesting conditions shall be treated differently. If these conditions apply to any unvested RSUs that have been issued to you, you will receive additional information describing the treatment of such RSUs.

Additional Information Regarding the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of MTS Systems Corporation (the “Company”) or the solicitation of any vote or approval. This communication relates to the proposed merger involving the Company, Amphenol Corporation (“Parent”) and Moon Merger Sub Corporation (“Merger Sub”), whereby the Company will become a wholly owned subsidiary of Parent (the “proposed merger”). The proposed merger will be submitted to the shareholders of the Company for their consideration at a special meeting of the shareholders. In connection therewith, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which will be mailed or otherwise disseminated to the Company’s shareholders when it becomes available. The Company may also file other relevant documents with the SEC regarding the proposed merger. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Shareholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at investor.mts.com or by contacting the Company’s Investor Relations Department at IRRequests@mts.com.

Certain Information Regarding Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019, filed with the SEC on November 25, 2019, its definitive proxy statement on Schedule 14A for the 2020 annual meeting of shareholders, filed with the SEC on December 30, 2019, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement, and in subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations of future events and may include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will” and “would.” If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the proposed merger, including the adoption of the merger agreement (the “Merger Agreement”) by the shareholders of the Company, and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on the Company’s business relationships, operating results and business generally, (v) the risk that the proposed merger disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed merger and (vi) the outcome of any legal proceedings that may be instituted against the Company, Parent or Merger Sub related to the Merger Agreement or the proposed merger. The foregoing list of risk factors is not exhaustive. Readers are advised to carefully consider the foregoing risk factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019, filed with the SEC on November 25, 2019, its Quarterly Report on Form 10-Q for the quarter ended June 27, 2020, filed with the SEC on August 3, 2020, and other reports and documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at investor.mts.com. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. The Company does not give any assurance that it will achieve its expectations